EXHIBIT 4.2

                               MARGO CARIBE, INC.
                             1998 STOCK OPTION PLAN

                            EFFECTIVE APRIL 23, 1998

SECTION 1.  INTRODUCTION

         1.1      PURPOSE

                  The purposes of the Margo Caribe, Inc. 1998 Stock Option Plan (the "Plan") is to provide Margo Caribe, Inc. (the "Corporation") and its subsidiaries with an effective means to attract and retain highly qualified personnel as well as to provide additional incentive to employees and directors who provide services to the Corporation and its subsidiaries. The Plan is expected to contribute to the attainment of these objectives by offering selected employees and directors the opportunity to acquire stock ownership interests in the Corporation.

         1.2 CONSIDERATION TO CORPORATION FOR ISSUANCE OF OPTIONS AND STOCK APPRECIATION RIGHTS: AGREEMENTS BY EMPLOYEES.

                  Each Employee by signing and accepting an Option Contract will, if the Committee so requires, agree to remain employed by the Corporation or a Subsidiary for a specified period of time, and the consideration to the Corporation for the issuance of Options or Stock Appreciation Rights will be any such employment agreements as well as the benefits to the Corporation from the added incentive to the Employee of increased proprietorship in the Corporation. Nothing in the Plan or in any Option Contract shall confer on any individual any right to continue employed by the Corporation or any of its Subsidiaries or limit the right of the Corporation or any of its Subsidiaries to terminate Employment of an Employee at any time, with or without cause.

         1.3      PLAN SUBJECT TO RATIFICATION BY SHAREHOLDERS.

                  The Plan shall become effective upon adoption by the Board of Directors, provided that the Plan is approved, within one year following its adoption by the Board of Directors, by a vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at a duly held shareholders' meeting. No Option or Stock Appreciation Right under the Plan may be granted more than 10 years after the earlier of the date the Plan is adopted or the date the Plan is approved by the shareholders of the Corporation, without further approval by the shareholders of the Corporation.


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         1.4      LIMITATIONS ON NUMBER OF SHARES ISSUABLE UNDER THE PLAN.

                  Subject to the following provisions of this Section 1.4, the aggregate number of shares of Common Stock which may be issued under the Plan shall be limited to 200,000. The shares of Common Stock for which Options and Stock Appreciation Rights may be granted may consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and which shall have been heretofore or hereafter reacquired by the Corporation. The total number of shares subject to Options and Stock Appreciation Rights authorized under the Plan shall be subject to increase or decrease in order to give effect to the adjustment provisions of Section 3.2 hereof or any amendment adopted as provided in Section 4.2 hereof. If any Option or Stock Appreciation Right granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares shall again be available for purposes of the Plan. The number of shares of Common Stock for which Options and Stock Appreciation Rights may be granted under this Plan shall be reduced by the number of shares subject to an Option for which an Employee has exercised a related Stock Appreciation Right in accordance with Section 2.4, Subsection (d), hereof.

         1.5      DEFINITIONS.

                  The following terms shall have the meanings set forth below:

                  (a) APPRECIATION DATE. The date designated by a grantee of a Stock Appreciation Right for measurement of the appreciation in the value of the Common Stock subject to the Stock Appreciation Right, which date shall not be earlier than the date notice of such designation is received by the Secretary of the Corporation.

                  (b) BOARD OR BOARD OF DIRECTORS. The Board of Directors of the Corporation.

                  (c) COMMITTEE. The compensation committee or such other committee or committees as shall be appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 4.1 hereof.

                  (d) COMMON STOCK. The Corporation's presently authorized common stock, par value $0.001 per share, except as this definition may be modified pursuant to the provisions of Section 3.2 hereof.


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                  (e) DISABILITY. Complete and permanent inability by reason of illness or accident to perform the duties of the occupation in which an Employee was employed when such disability commenced.

                  (f) EMPLOYEE. Any salaried officer, common law employee or member of the Board of Directors of the Corporation or any Subsidiary, or both.

                  (g) EMPLOYMENT. The rendering of services by an Employee for the Corporation, or for any Subsidiary, or both. Whether military, government or public service shall constitute termination of employment for purposes of this Plan or any Option or Stock Appreciation Right granted hereunder shall be determined in each case by the Committee in its sole discretion.

                  (h) FAIR MARKET VALUE. The closing price of the Common Stock reported on the NASDAQ National Market System on the date as of which such value is being determined or, if no price is reported on such day, then on the next preceding day on which such price was reported, or, if at any time the Common Stock shall not be reported on the NASDAQ National Market System, the Committee shall determine the fair market value on the basis of available prices for such Common Stock or in such manner as may be authorized by applicable regulations under the PRC and the IRC.

                  (i) INCENTIVE STOCK OPTION. An option to purchase Common Stock granted by the Corporation to an Employee under the Plan which satisfies the requirements of Section 422 of the IRC.

                  (j) IRC. The Internal Revenue Code of 1986, as amended.

                  (k) QUALIFIED STOCK OPTION. An option to purchase Common Stock granted by the Corporation to an Employee under the Plan which satisfies the requirements of Section 1046 of the PRC.

                  (l) NONSTATUTORY STOCK OPTION. An option to purchase Common Stock granted by the Corporation to an Employee under the Plan which does not satisfy the requirements of Section 1046 of the PRC or Section 422 of the IRC.

                  (m) OPTION. A Qualified Stock Option, an Incentive Stock Option or a Nonstatutory Stock Option.

                  (n) OPTION EXPIRATION DATE. The date on which an Option becomes unexercisable by reason of the lapse of time or when a Nonstatutory Stock Option otherwise becomes unexercisable.


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                  (o) PRC. The Puerto Rico Internal Revenue Code of 1994, as
amended.

                  (p) STOCK APPRECIATION RIGHT. An Employee's right to earn additional compensation for the performance of future services, based on appreciation in the Fair Market Value of the Common Stock pursuant to the formula set forth in Section 2.4, Subsection (c), hereof.

                  (q) STOCK APPRECIATION RIGHT EXPIRATION DATE. The date on which a Stock Appreciation Right becomes unexercisable by reason of the lapse of time or, except in the case of a Stock Appreciation Right attached to a Qualified Stock Option, or Incentive Stock Option, otherwise becomes unexercisable.

                  (r) SUBSIDIARY. Any corporation in an unbroken chain of corporations beginning with the Corporation if, at the time an Option is granted, each of the corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

                  (s) The use of the singular shall also include within its meaning the plural or vice versa.

SECTION 2.  STOCK OPTIONS

         2.1      GRANT AND EXERCISE OF OPTIONS.

                  (a) GRANT. The Committee on behalf of the Corporation may grant Options to purchase Common Stock to Employees selected by it in its discretion.

                  (b) OPTION CONTRACTS. Options and any Stock Appreciation Rights attached thereto shall be evidenced by agreements ("Option Contracts") in such form as the Committee shall approve containing such terms and conditions, including the period of their exercise, whether in installments or otherwise, as shall be contained therein, which need not be the same for all Options.

                  (c) OPTION PRICE. The purchase price per share of Common Stock under each Option shall be not less than 100 percent of the Fair Market Value per share of such Common Stock on the date the Option is granted, as determined by the Committee. The purchase price may be subject to adjustment in accordance with the provisions of Section 3.2 hereof.


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                  (d) TERM OF OPTION. The term during which each Option granted under the Plan may be exercised shall not exceed a period of ten years from the date of its grant.

                  (e) EXERCISE OF OPTIONS. Unless an Option Contract provides otherwise, each Option granted to an Employee shall become exercisable, on a cumulative basis, with respect to 20% of the shares of Common Stock covered thereby on the first anniversary of the date of its grant and with respect to 100% of the shares of Common Stock covered thereby on the fifth anniversary of the date of its grant. Any part of an Option that has become exercisable shall remain exercisable until it has been exercised in full or it terminates or expires pursuant to the terms of the Plan or the applicable Option Contract.

                  (f) OPTIONS NONTRANSFERABLE. Options granted under the Plan shall by their terms be nontransferable by the Employee otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Employee, shall be exercisable only by the Employee. No transfer of an Option by an Employee by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.

                  (g) PAYMENT. Each Option shall be exercised by delivery of a written notice to the Corporation stating the number of whole shares of Common Stock as to which the Option is being exercised and accompanied by payment therefor. No shares shall be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for shares purchased upon the exercise of an Option shall be made in cash or, with the approval of the Committee, in Common Stock valued at the then Fair Market Value thereof as determined by the Committee, or by a combination of cash and Common Stock. Neither the Corporation nor any Subsidiary may directly or indirectly lend money to any individual for the purpose of assisting such individual to acquire or to carry shares issued upon the exercise of Options granted under the Plan. No Employee shall have any rights as a shareholder with respect to any share of Common Stock covered by an Option unless and until such individual shall have become the holder of record of such share, and except as otherwise permitted by Section 3.2 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property or distributions or other rights) in respect of such share for which the record date is prior to the date on which such individual shall have become the holder of record thereof.


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                  (h) INVESTMENT PURPOSE. At the time of any exercise of any
Option, the Corporation may, if it shall deem it necessary or desirable for any reason, require the holder of the Option to represent in writing to the Corporation that it is the intention of such holder to acquire the shares of Common Stock being acquired for investment only and not with a view to the distribution thereof. In such event no shares of Common Stock shall be issued to such holder unless and until the Corporation is satisfied with the correctness of such representation.

         2.2      QUALIFIED STOCK OPTIONS AND INCENTIVE STOCK OPTIONS.

                  In addition to meeting the requirements of Section 2.1, each Qualified Stock Option shall be subject to the requirements of (a) and each Incentive Stock Option shall be subject to the requirements of (a), (b) and (c) of this Section 2.2.

                  (a) ANNUAL LIMITATION OF OPTIONS WHICH MAY BE CONSIDERED QUALIFIED STOCK OPTIONS AND/OR INCENTIVE STOCK OPTIONS. Anything else in the Plan notwithstanding, if and to the extent that the provisions of Section 1046 of the PRC and/or Section 422 of the IRC shall so require, the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares with respect to which Qualified Stock Options and/or Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under the Plan and any other plans of the Corporation and its Subsidiaries) shall not exceed $100,000.

                  (b) INCENTIVE STOCK OPTIONS GRANTED TO TEN PERCENT SHAREHOLDERS. Notwithstanding anything to the contrary contained in this Plan, an Incentive Stock Option may not be granted to an Employee who owns, directly or indirectly, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or any Subsidiary unless, at the time such Incentive Stock Option is granted, the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option, by its terms, is not exercisable after the expiration of five (5) years from the date of grant of such Incentive Stock Option.

                  (c) NOTICE. An Employee shall give prompt notice to the Corporation of any disposition of shares acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two years after grant or one year after the receipt of such shares by the Employee.


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         2.3      VOLUNTARY SURRENDER AND CANCELLATION OF NONSTATUTORY
STOCK OPTIONS.

                  The Committee may grant to one or more holders of Nonstatutory Stock Options, in exchange for the voluntary surrender and cancellation of such Nonstatutory Stock Options and any corresponding Stock Appreciation Rights, new Options having different Option prices than the Nonstatutory Stock Option prices provided in the Nonstatutory Stock Options so surrendered and cancelled and containing such other terms and conditions as the Committee may deem appropriate.

         2.4      STOCK APPRECIATION RIGHTS ATTACHED TO OPTIONS.

                  (a) GRANT. The Committee may grant a Stock Appreciation Right with respect to any shares of Common Stock covered by any Option granted under the Plan and such Stock Appreciation Right shall be granted only at the time of grant of the related Option.

                  (b) TERMS AND CONDITIONS. Each Stock Appreciation Right shall be subject to the same terms and conditions as the related Option with respect to date of expiration, exercisability, transferability, and eligibility to exercise. When a Stock Appreciation Right is granted with respect to shares of Common Stock covered by a Qualified Stock Option, such Stock Appreciation Right may be exercised only when the Fair Market Value of the shares of Common Stock subject to the Option exceeds the exercise price of such Option. Any amount payable upon the exercise of a Stock Appreciation Right shall be payable in the form of cash only.

                  (c) AMOUNT OF COMPENSATION. The amount of compensation which shall be payable to an Employee pursuant to the exercise of a Stock Appreciation Right accompanying an Option is equal to the excess of the Fair Market Value of one share of Common Stock on the Appreciation Date over the Fair Market Value of such share on the date the Stock Appreciation Right was granted multiplied by the number of Option shares with respect to which the Stock Appreciation Right is exercised (the "spread"). The amount of compensation which shall be payable pursuant to the exercise of a Stock Appreciation Right shall not exceed 100 percent of the spread. The cash paid upon exercise of Stock Appreciation Right shall be reduced by such amount as the Corporation is required to withhold for tax purposes.

                  (d) TERMINATION OF OPTIONS. Upon the exercise of a Stock Appreciation Right, the related Option shall cease to be exercisable as to the shares with respect to which such Stock


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Appreciation Right was exercised, and the related Option shall be considered to have been exercised to that extent. Upon the exercise in full of the related Option, the Stock Appreciation Right granted with respect thereto shall terminate.

                  (e) AUTOMATIC EXERCISE UPON EXPIRATION. Upon the Option Expiration Date of an Option, an attached Stock Appreciation Right shall automatically be deemed to be exercised in full by the Employee and cash shall be paid to such Employee for 100% of the spread. There shall be no automatic exercise of an attached Stock Appreciation Right if the exercise price exceeds the Fair Market Value of the Corporation's Common Stock on the Option Expiration Date.

SECTION 3.  PROVISIONS RELATING TO PLAN PARTICIPATION

         3.1      TERMINATION OF EMPLOYMENT AND DEATH.

                  (a) OPTIONS AND STOCK APPRECIATION RIGHTS EXERCISABLE WITHIN THREE MONTHS FOLLOWING TERMINATION OF EMPLOYMENT, DISCHARGE OR RETIREMENT. Unless earlier terminated in accordance with its terms, an Option or Stock Appreciation Right shall terminate ninety days after any of the following:

                           (i) voluntary termination of Employment by the
Employee, with or without the consent of the Corporation, or

                           (ii) termination of Employment by the Corporation or
any of its Subsidiaries, with or without cause, or

                           (iii) termination of Employment because of
Disability, retirement, or because the employing subsidiary ceased to be a Subsidiary of the Corporation and the Employee does not, prior thereto or contemporaneously therewith, become an Employee of the Corporation or of another Subsidiary;

provided, that with regard to terminations of Employment pursuant to clause
(ii), the Option or Stock Appreciation Right shall terminate as of the date of such discharge if prior to such termination the Committee in its discretion shall determine that it is not in the best interests of the Corporation that the Option or Stock Appreciation Right should continue for said ninety-day period.

                  (b) OPTIONS AND STOCK APPRECIATIONS RIGHTS EXERCISABLE WITHIN ONE YEAR AFTER DEATH OR DISABILITY. If the holder of an Option or Stock Appreciation Right shall die or terminate his employment due to Disability during the term of an Option or Stock


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Appreciation Right, the holder or the legal representatives shall be entitled to exercise the Option or Stock Appreciation in whole or in part, to the extent then unexercised, at any time within one year following the death of the Employee, but in no event after the Option Expiration Date or the Stock Appreciation Right Expiration Date, and only to the extent that the Employee was entitled to exercise the Option or Stock Appreciation Right on the date of his death.

         3.2 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CHANGE OF CONTROL; DISSOLUTION.

         (a) Subject to any required action by the shareholders of the Corporation, each of (i) the number of shares of Common Stock covered by each outstanding Option, (ii) the number of shares Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, (iii) the price per share of Common Stock covered by each such outstanding Option, and (iv) the maximum number of shares with respect to which Options may be granted to any Employee, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Corporation; provided, however, that (a) each such adjustment with respect to an Incentive Stock Option or Qualified Stock Option shall comply with the rules of Section 424(a) of the IRC (or any successor provision) and an applicable provision of the PRC and (b) in no event shall any adjustment be made which would render any Qualified Stock Option granted hereunder other than a "qualified option" under
Section 1046 of the PRC or any Incentive Stock Options other than an "incentive stock option" as defined in Section 422 of the IRC; and provided further, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         (b) If: (1) Any person (as defined for purposes of Section 13(d) and 14(d) of the Exchange Act, but excluding the Corporation and any of its wholly-owned subsidiaries and Michael J. Spector or Margaret D. Spector or any entity controlled by the Spectors) acquires direct or


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indirect ownership of 50% or more of the combined voting power of the then outstanding securities of the Corporation as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or
(2) the shareholders of the Corporation approve (A) any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation (other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger), or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation to an entity which is not a wholly-owned subsidiary of the Corporation, then the exercisability of each Option outstanding under the Plan shall be automatically accelerated so that each Option shall, immediately prior to the specified effective date of any of the foregoing transactions, become fully exercisable with respect to the total number of shares subject to such Option and may be exercisable for all or any portion of such Shares. Upon the consummation of any of such transactions, all outstanding Options under the Plan shall, to the extent not previously exercised, terminate and cease to be outstanding.

         (c) In the event of the proposed dissolution or liquidation of the Corporation, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

SECTION 4.  ADMINISTRATION

         4.1      INDEPENDENT COMMITTEE TO ADMINISTER THE PLAN.

                  (a) COMPOSITION AND FUNCTIONS OF COMMITTEE. A Committee consisting of at least two directors (who shall be "Non-Employee Directors" as defined in Rule 16b-3 of the Securities and Exchange Commission) shall be appointed by the Board of Directors and will have, subject to the express provisions of the Plan, general authority to administer the Plan, to grant Options and Stock Appreciation Rights thereunder, subject to the ratification of the Board of Directors if such limitation is imposed by the Board of Directors, and to perform such other functions as may be assigned to it by the Board of Directors in connection with the Plan, including, among other things, determining the form of Option Contracts to be issued under the Plan and the terms and conditions to be included in such Option Contracts and adopting from time to time such rules and regulations as it may deem appropriate for the proper administration of the Plan. The Committee may also make


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such determinations under, and such interpretations of, and take such steps in connection with, the Plan, the rules and regulations or Options and Stock Appreciation Rights granted thereunder as it may deem necessary or advisable. The Committee may, in its discretion or in accordance with a direction from the Board of Directors, waive any provisions of any Option Contract, provided such waiver is not inconsistent with the terms of the Plan as then in effect.

                  (b) AUTHORIZATION OF ACTIONS TAKEN BY THE COMMITTEE AND BOARD OF DIRECTORS. Vacancies in the Committee shall be filled by the Board of Directors. The Committee may act by a majority of its members either at a meeting or in writing without a meeting. All questions arising under the Plan or under the rules and regulations or under the Option Contracts, whether such questions involve interpretation thereof or otherwise, shall be determined by the Committee and its determination, unless disapproved by the Board of Directors, shall be conclusive and binding in all cases. To the extent that any such action would not adversely affect the status of Qualified Stock Options and Incentive Stock Options under the PRC and IRC, respectively, all matters provided in the Plan, in the Option Contracts, or in such rules and regulations to be determined or performed by the Committee may be determined or performed by the entire Board of Directors. No member of the Board of Directors or of the Committee shall be liable for any action taken or any determination made in good faith with respect to the Plan or any Option Contract.

                  (c) FINDINGS OF THE BOARD OF DIRECTORS AND COMMITTEE ARE CONCLUSIVE. Each determination, interpretation, or other action made or taken pursuant to the provisions of this Plan by the Board of Directors or the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons, including, without limitation thereto, the Corporation, the shareholders, the Committee and each of the members thereof, and the Employee of the Corporation, and their respective successors in interest.

         4.2      AMENDMENT AND DISCONTINUANCE OF THE PLAN.

                  The Board of Directors may at any time amend, modify, suspend or terminate the Plan, without shareholder approval, except to the extent required by the PRC or the IRC to permit the granting of Qualified Stock Options or Incentive Stock Options, or by the rules of any securities exchange or automated quotation system on which the shares of Common Stock of the Corporation trade at such time, provided, that no change shall be made which will have a material adverse effect upon any Option or Stock Appreciation Right previously granted unless the consent of the affected Employee is obtained.


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         4.3      COMPLIANCE WITH LAW AND OTHER CONDITIONS.

                  (a) OPTIONS AND STOCK APPRECIATION RIGHTS. Any exercise by an Employee of an Option or Stock Appreciation Right shall be made only in compliance with any applicable rule or regulation of the Securities and Exchange Commission exempting such exercise from the operation of Section 16(b) of the Securities Exchange Act of 1934 and any other applicable law, rule, regulation or other provision that may hereafter relate to the exercise and cash settlement rights of Stock Appreciation Rights under the Federal securities laws.

                  (b) GENERALLY. No shares of Common Stock shall be issued pursuant to the exercise of any Option or Stock Appreciation Right granted under the Plan prior to the compliance by the Corporation to the satisfaction of its counsel with any applicable laws and with any applicable regulations of any securities exchange on which such shares are listed.

         4.4      WITHHOLDING TAXES.

                  Whenever shares of Common Stock are to be issued pursuant to the Plan, the Corporation shall have the right to require that there be remitted to the Corporation an amount sufficient to satisfy all applicable federal, state, commonwealth and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. The Corporation reserves the right to satisfy the applicable federal, state, commonwealth and local withholding tax requirements through the retention of shares of Common Stock otherwise transferable upon exercise of an Option. Such withheld amounts shall meet the Federal securities laws requirements set forth in Section 4.3, Subsection (a), hereof. Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements and authorized deductions.

         4.5      TAX OFFSET PAYMENTS.

                  The Committee shall have the authority at the time of any award under this Plan or anytime thereafter to make Tax Offset Payments to assist Employees in paying income taxes incurred as a result of their participation in this Plan. The Tax Offset Payments shall be determined by multiplying a percentage established by the Committee by all or a portion (as the Committee shall determine) of the taxable income recognized by an Employee upon (i) the exercise of a Nonstatutory Stock Option or a Stock


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Appreciation Right, or (ii) the disposition of shares received upon exercise of a Qualified Stock Option or Incentive Stock Option. The percentage shall be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interests of the Corporation to assist Employees in paying income taxes incurred as a result of the events described in the preceding sentence. Tax Offset Payments shall be subject to the restrictions on transferability applicable to Options set forth in Section 2.1(f).

         4.6      USE OF PROCEEDS AND FUNDING.

                  (a) USE OF PROCEEDS. The proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation and may be used for its corporate purposes as the Corporation may determine.

                  (b) FUNDING. No provision of the Plan shall require or permit the Corporation, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Corporation maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Employees shall have no rights under the Plan other than as unsecured general creditors of the Corporation, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law. This Subsection shall not prevent the Corporation from purchasing its Common Stock for the purpose of meeting its requirements to issue Common Stock pursuant to the Plan.

         4.7      OTHER.

                  To the extent applicable, this Plan is intended to permit the issuance of Qualified Stock Options in accordance with the provisions of Section 1046 of the PRC and Incentive Stock Options in accordance with Section 422 of the IRC. This Plan may be modified or amended at any time, both prospectively and retroactively, and in such manner as to affect Qualified Stock Options or Incentive Stock Options previously granted, if such amendment or modification is necessary for this Plan and the Qualified Stock Options or Incentive Stock Options granted hereunder to qualify under said provisions of the PRC and the IRC.